UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2021
BellRing Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39093		83-4096323
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.    Submission of Matters to a Vote of Security Holders.

BellRing Brands, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) entirely virtually, conducted via a live audio-only webcast on Wednesday, March 3, 2021. At the Annual Meeting, 36,692,044 votes for the holders of 39,509,247 shares of the Class A common stock of the Company and 80,215,744 votes for the holder of 1 share of the Class B common stock of the Company, totaling 116,907,818 votes of the common stock of the Company, were represented, constituting a 97.65% quorum. The final result for each of the matters submitted to a vote of the stockholders at the Annual Meeting are as follows:

Proposal 1:    Both of the nominees for director were elected to serve until the Company’s annual meeting of stockholders to be held in 2024 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withhold	Broker Non-Votes	Percentage of Votes Cast For
Thomas P. Erickson	104,532,214	11,146,192	1,229,412	90.36%
Jennifer Kuperman	105,954,425	9,723,981	1,229,412	91.59%

Proposal 2:    The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Percentage of Votes Cast For
116,860,024	1,802	45,991	99.96%

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2021	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	SVP, General Counsel and Secretary